UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2023

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 7th Ave, Floor M1

New York, New York 10018

(Address of principal executive offices, including zip code)

(212) 609-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2023, the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”) appointed Jim Miller as a Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. Mr. Miller was appointed to serve on the Board’s Nominating and Corporate Governance and Operating Committees.

Mr. Miller brings over 20 years of board, C-Suite and executive experience at leading technology and e-commerce companies such as Google, Wayfair, The Real Real, Amazon, Sanmina-SCI and Cisco.

Mr. Miller will receive standard director fees and benefits, including an initial grant of equity under the Company’s 2019 Stock Incentive Plan. There is no arrangement or understanding between Mr. Miller and any other persons or entities pursuant to which he was appointed as a director. Mr. Miller is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company intends to enter into its form of director and executive officer indemnification agreement with Mr. Miller, a copy of which has been filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2012.

Mr. Miller replaces Ernest Cu, who resigned from the Board on February 7, 2023, effective immediately prior to Mr. Miller's appointment. There is no disagreement between the Company and Mr. Cu on any matter relating to the Company’s operations, policies or practices. Following the resignation of Mr. Cu and the appointment of Mr. Miller, the size of the Board remains at nine directors.

In order to rebalance the classes of the Board following the appointments of Vanessa Pegueros, Bruce Hansen, and Yael Zheng (as previously disclosed in the current report on Form 8-K filed by the Company on December 30, 2022), Ms. Jill Layfield resigned from the Board and was immediately re-appointed as Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders on February 8, 2023. Ms. Layfield’s committee memberships and compensation arrangements remain unaffected as a result of her reappointment, and she remains the Board’s Lead Independent Director. Following the appointment of Mr. Miller and the re-appointment of Ms. Layfield, Class II of the Board is composed of Mr. Miller, Ms. Layfield, and Mr. Fred Mossler.

ITEM 8.01 Other Events.

On February 13, 2023, the Company issued a press release announcing the appointment of Mr. Miller. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued February 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: February 13, 2023

	By:	/s/ Monica L. Greenberg
Monica L. Greenberg Executive Vice President, Business Affairs and General Counsel

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